Exhibit 99.1
NEWS RELEASE

Broadcom Business Press Contact Bill Blanning Vice President, Global Media Relations 949-926-5555 blanning@broadcom.com	Broadcom Financial Analyst Contact T. Peter Andrew Vice President, Investor Relations 949-926-5663 pandrew@broadcom.com
Broadcom Reports Fourth Quarter and Year 2006 Results
Conference Call to be Webcast Today at 1:45 p.m. Pacific Time
IRVINE, Calif. — February 8, 2007 — Broadcom Corporation (Nasdaq: BRCM) today reported unaudited financial results for its fourth quarter and year ended December 31, 2006.
Net revenue for the fourth quarter of 2006 was $923.5 million, an increase of 2.3% from the $902.6 million reported for the third quarter of 2006 and an increase of 12.5% from the $820.6 million reported for the fourth quarter of 2005. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the fourth quarter of 2006 was $45.1 million, or $.08 per share (diluted), compared with GAAP net income of $110.2 million, or $.19 per share (diluted), for the third quarter of 2006, and GAAP net income of $186.7 million, or $.32 per share (diluted), for the fourth quarter of 2005. The 2006 results also reflect the company’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), effective January 1, 2006. Had the company applied the provisions of SFAS 123R in 2005, it would have recorded an additional $90.1 million in stock-based compensation expense and reported GAAP net income of $96.6 million, or $.17 per share (diluted), for the fourth quarter of 2005.
GAAP net income for the fourth quarter of 2006 is after $50.6 million of charges for payments Broadcom is making to or on behalf of certain current and former employees related to consequences of the company’s recent equity award review, as well as non-cash stock-based compensation expense incurred related to the extension of the post-service stock option exercise period for certain former employees.

Net revenue for the year ended December 31, 2006 was $3.67 billion, an increase of 37.3% from the $2.67 billion reported for the year ended December 31, 2005. GAAP net income for the year ended December 31, 2006 was $379.0 million, or $.64 per share (diluted), compared with GAAP net income of $367.1 million, or $.66 per share (diluted), for the year ended December 31, 2005. Had the company applied the provisions of SFAS 123R in 2005, it would have recorded an additional $461.9 million in stock-based compensation expense and reported a GAAP net loss of $94.8 million, or ($.19) per share (basic and diluted), for the year ended December 31, 2005.
In addition to GAAP results, Broadcom reports adjusted net income and net income per share, referred to respectively as “non-GAAP net income” and “non-GAAP net income per share.” A discussion of Broadcom’s use of these non-GAAP financial measures is set forth below, and reconciliations of GAAP net income to non-GAAP net income for the three months and years ended December 31, 2006 and 2005, respectively, appear in the financial statements portion of this release.
Non-GAAP net income for the fourth quarter of 2006, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $184.9 million, or $.31 per share (diluted), compared with non-GAAP net income of $191.4 million, or $.32 per share (diluted), for the third quarter of 2006, and $196.8 million, or $.34 per share (diluted), for the fourth quarter of 2005.
Non-GAAP net income for the year ended December 31, 2006, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $822.5 million, or $1.35 per share (diluted), compared with non-GAAP net income of $548.6 million, or $.98 per share (diluted), for the year ended December 31, 2005.
The company’s cash, cash equivalents and marketable securities at December 31, 2006 totaled a record $2.8 billion, an increase of $247.2 million over the comparable balance at September 30, 2006, and an increase of $926.1 million over the comparable balance at December 31, 2005.

“The year 2006 exemplified the ever-changing nature of the semiconductor industry, as strength in the first half of the year was followed by a slowdown in the second. However, on the whole, 2006 turned out to be a very good year for Broadcom as we increased our revenue by 37% and increased our cash and marketable securities by more than $900 million,” said Scott A. McGregor, Broadcom’s President and Chief Executive Officer. “Our continued focus on hiring the world’s best talent, combined with our execution in bringing new products to market and expanding into new end markets, enabled Broadcom’s revenue growth to outpace the overall semiconductor industry four fold in 2006.”
Conference Call Information
As previously announced, Broadcom will conduct a conference call with analysts and investors to discuss its fourth quarter and 2006 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial or other statistical information required by Securities and Exchange Commission (SEC) Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 5:00 p.m. Pacific Time, Thursday, February 22, 2007.
The financial results included in this release are unaudited. The complete, audited financial statements of the company for the year ended December 31, 2006 will be included in Broadcom’s Annual Report on Form 10-K to be filed with the SEC later this month.
Discussion of Non-GAAP Financial Measures
Non-GAAP net income consists of net income excluding stock-based compensation expense as well as charges related to acquisitions and other charges and gains that are driven primarily by discrete events that management does not consider to be directly related to the company’s core operating performance. Non-GAAP net income per share is calculated by dividing non-GAAP net income by adjusted GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP net income per share, the calculation of GAAP weighted average shares outstanding (diluted) is adjusted to exclude the benefits of compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Broadcom believes that the presentation of non-GAAP net income and non-GAAP net income per share provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Broadcom believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the company’s Current Report on Form 8-K regarding this earnings press release filed today with the SEC. The Form 8-K is available on the SEC’s website at www.sec.gov or under the “Financial Information” tab of the Investors section of the Broadcom website described above.
Effects of 2006 Stock Dividend
All share numbers and per share amounts set forth in this release and the accompanying unaudited financial statements have been adjusted to reflect the company’s three-for-two stock split effected February 21, 2006 through the payment of respective stock dividends to the holders of record of Class A and Class B common stock on February 6, 2006.
About Broadcom
Broadcom Corporation is a global leader in semiconductors for wired and wireless communications. Our products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. Broadcom provides the industry’s broadest portfolio of state-of-the-art, system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything ®.
Broadcom, one of the world’s largest fabless semiconductor companies with unaudited annual 2006 revenue of $3.67 billion, is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5900 or at www.broadcom.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included or incorporated by reference in this release and related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
These risks and uncertainties include, but are not limited to, the risk that the unaudited results reported in this press release could be modified as the audit of our 2006 financial statements is completed, general economic and political conditions and specific conditions in the markets we address, including the continuing volatility in the technology sector and semiconductor industry, trends in the broadband communications markets in various geographic regions, including seasonality in sales of consumer products into which our products are incorporated, and possible disruption in commercial activities related to terrorist activity or armed conflict; those resulting from Broadcom’s recent equity award review, including potential claims and proceedings related to such matters, such as shareholder litigation and any action by the SEC, U.S. Attorney’s Office or other governmental agency that could result in civil or criminal sanctions against the company and/or certain of our current or former officers, directors or employees, other actions taken or required as a result of the review, and negative tax or other implications; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; the gain or loss of a key customer, design win or order; the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets; our ability to scale our operations in response to changes in demand for our existing products and services or demand for new products requested by our customers; intellectual property disputes and customer indemnification claims and other types of litigation risk; our dependence on a few significant customers for a substantial portion of our revenue; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner; delays in the adoption and acceptance of industry standards in our target markets; the effectiveness of our expense and product cost control and reduction efforts; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; our ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets; the quality of our products and any potential remediation costs; competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; changes in our product or customer mix; the volume of our product sales and pricing concessions on volume sales; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly and test facilities; the risks and uncertainties associated with our international operations, particularly in light of terrorist activity, armed conflict or political unrest; the effects of natural disasters, public health emergencies, international conflicts and other events beyond our control; and the level of orders received that can be shipped in a fiscal quarter; and other factors.
Our amended Annual Report on Form 10-K/A for 2005, amended Quarterly Report on Form 10-Q/A for the three months ended March 31, 2006, and subsequent Quarterly Reports on Form 10-Q, all filed January 23, 2007, and our recent Current Reports on Form 8-K and other SEC filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Forward-looking statements are not the only statements you should regard with caution. The preparation of our restated consolidated financial statements included in the amended SEC filings for the first quarter of 2006 and prior periods required us to make judgments with respect to the methodologies we selected to calculate the adjustments contained in the restated financial statements, as well as estimates and assumptions regarding the application of those methodologies. These judgments, estimates and assumptions affected the amounts of additional deferred compensation and additional stock-based compensation that we recorded. The application of alternative methodologies, estimates and assumptions could have resulted in materially different assumptions.
Financial information for all periods ended on or before March 31, 2006 included in Broadcom’s previously-filed reports on SEC Forms 10-K, 10-Q and 8-K, the related opinions of the company’s independent registered public accounting firm, and all earnings press releases and similar communications issued by the company relating to such periods, should not be relied upon and are superseded in their entirety by the information contained in Broadcom’s amended Annual Report on Form 10-K/A and amended Quarterly Report on Form 10-Q/A filed with the SEC January 23, 2007.
Broadcom®, the pulse logo, Connecting everything® and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

BROADCOM CORPORATION
Unaudited GAAP Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net revenue	$923,454	$820,605	$3,667,818	$2,670,788
Cost of revenue (1)	453,818	389,146	1,795,565	1,267,799

Gross profit	469,636	431,459	1,872,253	1,402,989
Operating expense:
Research and development (2)	312,731	185,860	1,117,014	681,047
Selling, general and administrative (3)	143,850	75,095	504,012	274,260
Amortization of purchased intangible assets (4)	330	1,041	2,347	4,033
In-process research and development (4)	—	1,800	5,200	43,452
Settlement costs (4)	—	—	—	110,000
Restructuring reversal (4)	—	—	—	(2,500)
Impairment of other intangible assets (4)	—	500	—	500

Income from operations	12,725	167,163	243,680	292,197
Interest income, net	35,239	18,254	118,997	51,207
Other income, net (5)	446	108	3,964	3,465

Income before income taxes	48,410	185,525	366,641	346,869
Provision (benefit) for income taxes (6)	3,334	(1,219)	(12,400)	(20,220)

Net income	$45,076	$186,744	$379,041	$367,089

Net income per share (basic)	$.08	$.36	$.69	$.72

Net income per share (diluted)	$.08	$.32	$.64	$.66

Weighted average shares (basic)	548,210	521,535	545,724	508,467

Weighted average shares (diluted)	584,927	581,575	588,318	557,838

The amounts included in the three months and year ended December 31, 2006 reflect the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), effective January 1, 2006. Had the Company applied the provisions of SFAS 123R in 2005, it would have reported GAAP net income of $96.6 million, or $.17 per share (diluted), in the three months ended December 31, 2005 and a GAAP net loss of $94.8 million, or ($.19) per share (basic and diluted), in the year ended December 31, 2005.
All share numbers and per share amounts set forth in these unaudited financial statements have been adjusted to reflect the company’s three-for-two stock split effected February 21, 2006 through the payment of respective stock dividends to the holders of record of Class A and Class B common stock on February 6, 2006.
Listed below are the items included in net income that management excludes in computing the unaudited non-GAAP financial measures referred to in the text of this press release and further described under “Discussion of Non-GAAP Financial Measures.”

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
(1) Cost of revenue:
Stock-based compensation	$5,456	$1,037	$24,589	$4,177
Amortization of purchased intangible assets	2,017	2,773	10,056	11,081
Charges related to equity award review	2,469	—	2,469	—
Employer payroll tax expense on certain stock option exercises	—	172	784	454

	$9,942	$3,982	$37,898	$15,712

(2) Research and development expense:
Stock-based compensation	$72,480	$16,663	$307,096	$68,606
Charges related to equity award review	22,286	—	23,625	—
Employer payroll tax expense on certain stock option exercises	—	1,754	7,784	5,440

	$94,766	$18,417	$338,505	$74,046

(3) Selling, general and administrative expense:
Stock-based compensation	$28,449	$7,083	$136,679	$29,232
Charges related to equity award review	23,547	—	23,807	—
Employer payroll tax expense on certain stock option exercises	—	579	4,022	1,585

	$51,996	$7,662	$164,508	$30,817

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
(4) Amortization of purchased intangible assets	$330	$1,041	$2,347	$4,033
In-process research and development	—	1,800	5,200	43,452
Settlement costs	—	—	—	110,000
Restructuring reversal	—	—	—	(2,500)
Impairment of intangible assets	—	500	—	500

	$330	$3,341	$7,547	$155,485

(5) Other income, net:
Gains on strategic investments, net	$—	$(12)	$(700)	$(1,163)
Non-operating gains	—	(274)	(482)	(920)

	$—	$(286)	$(1,182)	$(2,083)

(6) Provision (benefit) for income taxes:
Income tax benefits from adjustments to tax reserves of certain foreign subsidiaries	$(200)	$(3,400)	$(29,800)	$(29,300)
Income tax effects	(17,011)	(19,684)	(73,992)	(63,204)

	$(17,211)	$(23,084)	$(103,792)	$(92,504)

BROADCOM CORPORATION
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
GAAP net income	$45,076	$186,744	$379,041	$367,089
Non-GAAP adjustments:
Stock-based compensation:
Cost of revenue	5,456	1,037	24,589	4,177
Research and development	72,480	16,663	307,096	68,606
Selling, general and administrative	28,449	7,083	136,679	29,232
Acquisition-related items:
Amortization of purchased intangible assets:
Cost of revenue	2,017	2,773	10,056	11,081
Other operating expense	330	1,041	2,347	4,033
In-process research and development	—	1,800	5,200	43,452
Employer payroll tax on certain stock option exercises:
Cost of revenue	—	172	784	454
Research and development	—	1,754	7,784	5,440
Selling, general and administrative	—	579	4,022	1,585
Charges related to equity award review:
Cost of revenue	2,469	—	2,469	—
Research and development	22,286	—	23,625	—
Selling, general and administrative	23,547	—	23,807	—
Settlement costs	—	—	—	110,000
Restructuring reversal	—	—	—	(2,500)
Impairment of intangible assets	—	500	—	500
Gains on strategic investments, net	—	(12)	(700)	(1,163)
Non-operating gains	—	(274)	(482)	(920)
Income tax benefits from adjustments to tax reserves of certain foreign subsidiaries	(200)	(3,400)	(29,800)	(29,300)
Income tax effects	(17,011)	(19,684)	(73,992)	(63,204)

Total of non-GAAP adjustments	139,823	10,032	443,484	181,473

Non-GAAP net income	$184,899	$196,776	$822,525	$548,562

GAAP weighted average shares (diluted)	584,927	581,575	588,318	557,838
Non-GAAP adjustment	19,814	—	20,132	—

Non-GAAP weighted average shares (diluted)	604,741	581,575	608,450	557,838

GAAP net income per share (diluted)	$.08	$.32	$.64	$.66
Non-GAAP adjustments detailed above	.23	.02	.71	.32

Non-GAAP net income per share (diluted)	$.31	$.34	$1.35	$.98

Non-GAAP net income per share is calculated by dividing non-GAAP net income by adjusted GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP net income per share, the calculation of GAAP weighted average shares outstanding (diluted) is adjusted to exclude the benefits of compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.
Broadcom believes that the presentation of non-GAAP net income and non-GAAP net income per share provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Broadcom believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the company’s Current Report on Form 8-K regarding this earnings press release filed today with the SEC.

BROADCOM CORPORATION
Unaudited GAAP Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Operating activities
Net income	$45,076	$186,744	$379,041	$367,089
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,397	12,991	47,602	53,413
Stock-based compensation:
Stock options and employee stock purchase plan	72,277	13,022	340,665	66,820
Restricted stock units and other awards	34,108	11,761	127,699	35,195
Acquisition-related items:
Amortization of purchased intangible assets	2,347	3,814	12,403	15,114
In-process research and development	—	1,800	5,200	43,452
Impairment of intangible assets	—	500	—	500
Gain on strategic investments, net	—	(12)	(700)	(1,163)
Change in operating assets and liabilities:
Accounts receivable	41,476	(31,958)	(75,423)	(101,412)
Inventory	20,734	(31,249)	(7,598)	(65,234)
Prepaid expenses and other assets	6,228	11,915	20,166	(27,456)
Accounts payable	44,539	10,062	(8,336)	109,125
Accrued settlement liabilities	(11)	(79)	(2,011)	(10,653)
Other accrued liabilities	5,631	(55,553)	52,951	(38,082)

Net cash provided by operating activities	284,802	133,758	891,659	446,708

Investing activities
Purchase of property and equipment, net	(35,322)	(16,582)	(92,477)	(41,767)
Net cash paid for acquisitions	75	(33,305)	(70,050)	(111,454)
Net proceeds from sales (purchases) of strategic investments, net	(2,121)	(336)	(1,984)	1,426
Net proceeds (purchases) of marketable securities	(16,862)	131,972	(205,243)	(21,286)

Net cash provided by (used in) investing activities	(54,230)	81,749	(369,754)	(173,081)
Financing activities
Payments on assumed debt and other obligations	—	—	(4,625)	(2,482)
Net proceeds from issuance of common stock	78	144,508	479,287	461,291
Excess tax benefit from stock-based compensation	(338)	—	—	—
Repurchases of Class A common stock	—	(57,860)	(275,733)	(153,752)

Net cash provided by (used in) financing activities	(260)	86,648	198,929	305,057

Increase in cash and cash equivalents	230,312	302,155	720,834	578,684
Cash and cash equivalents at beginning of period	1,927,798	1,135,121	1,437,276	858,592

Cash and cash equivalents at end of period	$2,158,110	$1,437,276	$2,158,110	$1,437,276

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	December 31,	September 30,	December 31,
	2006	2006	2005
	(In thousands)
Cash and cash equivalents	$2,158,110	$1,927,798	$1,437,276
Short-term marketable securities	522,340	449,353	295,402
Long-term marketable securities	121,148	177,273	142,843

Total cash, cash equivalents and marketable securities	$2,801,598	$2,554,424	$1,875,521

Increase from prior quarter end	$247,174

Increase from prior year end	$926,077

BROADCOM CORPORATION
Unaudited GAAP Condensed Consolidated Balance Sheets
(In thousands)

	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$2,158,110	$1,437,276
Short-term marketable securities	522,340	295,402
Accounts receivable, net	382,823	307,356
Inventory	202,794	194,571
Prepaid expenses and other current assets	85,721	101,271

Total current assets	3,351,788	2,335,876
Property and equipment, net	164,699	96,438
Long-term marketable securities	121,148	142,843
Goodwill	1,185,145	1,149,602
Purchased intangible assets, net	29,029	7,332
Other assets	24,957	20,108

Total assets	$4,876,766	$3,752,199

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$307,972	$289,069
Wages and related benefits	104,940	74,709
Deferred revenue	1,873	2,053
Accrued liabilities	263,916	233,663

Total current liabilities	678,701	599,494
Commitments and contingencies
Long-term liabilities	6,399	12,138
Shareholders’ equity	4,191,666	3,140,567

Total liabilities and shareholders’ equity	$4,876,766	$3,752,199